EXHIBIT 5.1
[LETTERHEAD OF ROPES & GRAY LLP]
May 30, 2007
BT Triple Crown Capital Holdings III, Inc.
One International Place
36th Floor
Boston, MA 02110
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as your counsel in the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission on May 30, 2007, relating to the issuance of up to 30,612,245 shares of Class A Common Stock, $0.001 par value per share (the “Shares”), of BT Triple Crown Capital Holdings III, Inc. (the “Company”) to certain shareholders of Clear Channel Communications, Inc. (“Clear Channel”) pursuant to the Agreement and Plan of Merger, dated as of November 16, 2006, by and among Clear Channel, BT Triple Crown Merger Co., Inc. (“Merger Sub”), B Triple Crown Finco, LLC and T Triple Crown Finco, LLC (together with B Triple Crown Finco, LLC, the “Fincos”), as amended by Amendment No. 1 thereto, dated April 18, 2007, among Clear Channel, Merger Sub and the Fincos, and as further amended by Amendment No. 2 thereto, dated May 17, 2007, among Clear Channel, Merger Sub, the Fincos and the Company (as amended, the “Merger Agreement”). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing, we are of the opinion that the Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement.
Yours very truly,
/s/ Ropes & Gray LLP
Ropes & Gray LLP